EXHIBIT 10.1
EXECUTION VERSION
This amendment has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this amendment were made to, and solely for the benefit of, the other parties to this amendment. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
AMENDMENT NO. 2 TO
SPRING MATURITY CREDIT AGREEMENT
Amendment No. 2 To Spring Maturity Credit Agreement (the “Amendment”), dated as of June 2, 2015, is made among Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the lending institutions listed on the signature pages hereto (each a “Lender” and, collectively, the “Lenders”) and The Bank of New York Mellon, as Administrative Agent, L/C Issuer and a Lender (the “Administrative Agent”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below).
Recitals
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Spring Maturity Credit Agreement, dated as of June 25, 2012, as amended by Amendment No. 1 To Spring Maturity Credit Agreement, dated December 12, 2012 (as in effect immediately prior to the effect of this Amendment, the “Credit Agreement”);
WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms, and subject to the conditions, set forth below.
Agreement
SECTION 1.    Amendment. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, amended as follows:
1.1.    Amendments to Section 1.01 of the Credit Agreement.
(a)    The definition of “Fall Maturity Credit Agreement” is hereby deleted.
(b)    The definition of “Winter Maturity Credit Agreement” is hereby amended by deleting “dated as of January 14, 2011” and inserting “dated as of December 13, 2012” in lieu thereof.
(c)    The definition of “LIBOR Base Rate” is hereby amended by adding clause (c) thereto following clause (b) to read: “and (c) notwithstanding the foregoing, in the event the LIBOR Base Rate would be less than zero percent pursuant to the foregoing clauses (a) and (b), for purposes of this Agreement, the LIBOR Base Rate shall be zero percent.”
(d)    The following definitions are hereby amended and restated in their entirety as follows:
““Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the

L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.01(e)(ii)(A), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law occurring after such Foreign Lender becomes a party hereto) to comply with Section 3.01(e)(ii)(B), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), and (e) any U.S. federal withholding Taxes imposed under FATCA.”

““Loan Documents” means the Agreement and any amendments thereto, each Note and each Issuer Document.”
““Maturity Date” means June 2, 2020, as such date may be amended from time to time pursuant to Section 2.16; provided, however, that if any such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”
(e)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:
““April Maturity Credit Agreement” means the April Maturity Credit Agreement, dated as of April 5, 2013, among the Borrower, the lenders identified therein and Bank of America, N.A., as Administrative Agent, as amended, modified, or supplemented from time to time.”
““Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.”
““Anti-Money Laundering Laws” means all applicable laws, rules, and regulations relating to terrorist financing or money laundering, including the U.S. Money Laundering Control Act of 1986 (i.e., 18 U.S.C. 1956-67), and the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act.”

““Appropriation Investment” means, in any fiscal year, that part of the Borrower’s total investment assigned to power as of the beginning of the fiscal year (including both completed plant and construction in progress) which has been provided from appropriations or by transfers of property from other United States Government agencies without reimbursement by the Borrower, less repayments of such Appropriation Investment made under the TVA Act, under Title II of the Government Corporations Appropriation Act of 1948, 61 Stat. 576-577 (1947), or under other applicable legislation.”
““Availability Notice” has the meaning specified in Section 2.05(b).”
““Board” means the Board of Directors of the Borrower.”
““Bond Anticipation Obligations” means Evidences of Indebtedness and renewals thereof to be paid from the proceeds of a series of bonds previously authorized when issued or from other funds that may be available for that purpose.”
““Evidences of Indebtedness” means all bonds, notes, and other evidences of indebtedness issued by the Borrower pursuant to the TVA Act to assist in financing its Power Program including any evidences of indebtedness resulting from borrowings from the Treasury, but not the Appropriation Investment.”
““Extension” has the meaning specified in Section 2.16(a).”
““Extension Notice” has the meaning specified in Section 2.16(a).”
““FATCA” means Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the United States Internal Revenue Code of 1986, as amended.”
““Gross Power Revenues” means the gross revenues from the Borrower’s Power Program including, but without limitation, revenues from the disposition of power (including that used by the Borrower for construction and in its programs other than its Power Program), from rental of Power Properties, and from investment of funds derived from or pertaining to the Borrower’s Power Program.”
““Net Power Proceeds” means the remainder of the Borrower’s Gross Power Revenues after deducting the costs of operating, maintaining, and administering its Power Properties and payments to states and counties in lieu of taxes, but before deducting depreciation accruals or other charges representing the amortization of capital expenditures, plus the net proceeds of the sale or other disposition of any power facility or interest therein.”
““Platform” has the meaning specified in Section 6.01(a).”
““OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.”
““Power Assets” or “Power System Assets” means all objects and rights of value owned by the Borrower or entrusted to it as agent of the United States, which are derived from or pertain to its Power Program, including, but not by way of limitation, cash and temporary investments of cash; accounts and notes receivable; inventories of materials and supplies; land, structures, machinery, and equipment; and prepaid expenses or other costs incurred for the benefit of future operations.”
““Power Program” means all of the Borrower’s activities relating to the generation, acquisition, transmission, distribution, and disposition of power, and to the construction, acquisition, leasing, operation, maintenance, administration, disposition, and rental of properties which are used or held for use therefor, including multiple-purpose properties in the proportion that multiple-purpose costs are allocated to power (hereinafter referred to as the “Power Properties”).”
““Power Properties” has the meaning set forth in the definition of “Power Program.””
““Sanctioned Country” means, at any time, any country or territory that is, or whose government is, the subject or target of comprehensive Sanctions.”
““Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person described in the above clauses.”
““Sanctions” means any economic or financial sanction administered or enforced from time to time by (a) the United States Government (including, without limitation, those administered by OFAC or the U.S. Department of State) or (b) the United Nations Security Council, the European Union or any European Union member state or other relevant sanctions authority.”
““Treasury” means the United States Department of the Treasury.”

1.2.    Amendments to Section 2.05 of the Credit Agreement.
(a)    Section 2.05(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(ii)     Mandatory. If at any time the Moody’s Debt Rating is reduced to lower than Baa1 and the S&P Debt Rating is reduced to lower than BBB+, the Required Lenders may, in their sole discretion, upon written notice to the Borrower (the “Commitment Termination Notice”), terminate the Aggregate Commitments and require the prepayment of the Loans and other Obligations in full and Cash Collateralization of all L/C Obligations on the date ninety (90) days after the effective date of the Commitment Termination Notice, which can be given only within sixty (60) days of the effective date of such reduction in the Moody’s Debt Rating and S&P Debt Rating. In the event that both the April Maturity Credit Agreement and the Winter Maturity Credit Agreement are not amended (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Rating threshold in the corresponding provision to Baa1 and the S&P Debt Rating threshold in the corresponding provision to BBB+ prior to December 31, 2015, then the Moody’s Debt Rating threshold in this provision shall be A3 and the S&P Debt Rating threshold in this provision shall be A- effective on December 31, 2015 through and including the date upon which both the April Maturity Credit Agreement and the Winter Maturity Credit Agreement are amended (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Rating threshold to Baa1 and the S&P Debt Rating threshold to BBB+.”
(b)    Section 2.05(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    Availability. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if at any time (1) either the Moody’s Debt Rating is reduced to lower than Baa1 or the S&P Debt Rating is reduced to lower than BBB+ and (2) the Required Lenders provide a notice to the Borrower restricting the availability of new Credit Extensions (the “Availability Notice”), then the Borrower shall not be permitted to request, and the Lenders shall not be obligated to make, any new Credit Extensions (although the Borrower shall be permitted to continue and convert existing Credit Extensions); provided that so long as the Required Lenders have delivered the Availability Notice to the Borrower but have not delivered the Commitment Termination Notice to the Borrower, the Borrower shall be permitted to request, and the Lenders shall be obligated to make, new Credit Extensions upon the occurrence of one of the following: (i) the Moody’s Debt Rating is raised to Baa1 or higher and the S&P Debt Rating is raised to BBB+ or higher or (ii) the Required Lenders consent to making new Credit Extensions. In the event that both the April

Maturity Credit Agreement and the Winter Maturity Credit Agreement are not amended prior to December 31, 2015 (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Ratings threshold in the corresponding provision to Baa1 and the S&P Debt Ratings threshold in the corresponding provision to BBB+, then the Moody’s Debt Ratings threshold in this provision shall be A3 and the S&P Debt Ratings threshold in this provision shall be A- effective on December 31, 2015 through and including the date upon which both the April Maturity Credit Agreement and the Winter Maturity Credit Agreement are amended (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Ratings threshold to Baa1 and the S&P Debt Ratings threshold to BBB+.”
1.3.    Addition of Section 2.16 to the Credit Agreement. Section 2.16 is hereby added to the Credit Agreement as set forth herein:
“Section 2.16    Extension of the Termination Date.
(a)        The Borrower shall have the option to request extensions of the Maturity Date for two (2) additional one-year periods beyond the Maturity Date, as such term may be amended pursuant to Section 2.16(b) (each, an “Extension”), subject to the requirements of Section 2.16(a)-(d) and provided that in connection with such Extension:
(i)    The Borrower shall have provided notice to the Administrative Agent and the Lenders of its election to request an Extension at least thirty (30) (and not more than ninety (90)) days prior to the first, second, third, fourth, fifth or sixth, as the case may be, anniversary of the Closing Date (“Extension Notice”);
(ii)    No Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such Extension;
(iii)    The representations and warranties contained in Article V of this Agreement or any other Loan Document shall be true and correct immediately before and after giving effect to such Extension; and
(iv)    The Administrative Agent shall have received from the Borrower such certificates, resolutions and opinions as the Administrative Agent shall have reasonably requested;
(b)        Within ten (10) days of the receipt of the Extension Notice, the Administrative Agent shall solicit the consent of the Lenders for such an Extension. Each Lender shall endeavor to respond to such request, whether consenting or not to such Extension (such determination in the sole discretion of such Lender), by notice to the Borrower and the Administrative Agent within fifteen (15) days of the request.

Subject to the execution by the Borrower, the Administrative Agent and such consenting Lenders of a duly completed Extension Agreement in substantially the form of Exhibit 2.16, the date of maturity applicable to the Commitment of each Lender so consenting shall be extended for one (1) additional one-year period beyond the Maturity Date, and thereafter, the term “Maturity Date” shall refer, solely with respect to such consenting Lenders, to the date to which the maturity shall have been extended pursuant to this provision;
(c)        No Maturity Date of any Lender shall be extended unless the Required Lenders have consented to the Extension.
(d)        No Extension shall apply to any Lender which has not consented to such Extension. Any Lender which does not respond to the solicitation given by the Administrative Agent pursuant to Section 2.16(b) within fifteen (15) days of such request shall be deemed not to have consented to the Extension; failure to consent shall have no impact on a Lender’s existing Commitment under this Agreement through the applicable Maturity Date, and the Commitment of each non-consenting Lender shall terminate on the Maturity Date determined without giving effect to such requested Extension.”
1.4.    Amendment to Section 5.14 of the Credit Agreement. Section 5.14 of the Credit Agreement is hereby amended and restated as follows:
“Section 5.14    Compliance with Laws.
(a)         The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)        Neither the Borrower, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the Borrower’s knowledge, any employee, Affiliate, agent, representative or Person acting on behalf of the Borrower or of any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Borrower or Subsidiary, directly or indirectly (i) used any corporate funds of the Borrower or any such Subsidiary for any contribution, gift, entertainment or other expenses relating to political activity, in each case, in violation of any applicable Anti-Corruption Law, (ii) made any direct or indirect payment to any foreign or domestic government official or employee or any other Person in violation of any applicable Anti-Corruption Law, or (iii) violated or is in violation, in any material respect, of any provision of applicable Anti-Corruption Law.

(c)        The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries with applicable Sanctions and the Borrower and its Subsidiaries are in compliance with applicable Sanctions in all respects. None of the Borrower, any of its Subsidiaries, or to the Borrower’s knowledge, any director, officer, employee, agent, or Affiliate of the Borrower or any of its Subsidiaries is a Sanctioned Person.
(d)        The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any of its Subsidiaries with respect to any potential material violation of any Anti-Money Laundering Law is pending or, to the knowledge of the Borrower, threatened. The Borrower has provided to the Lender all information regarding the Borrower and its Subsidiaries and Affiliates necessary for the Lender to comply with applicable “know your customer” and Anti-Money Laundering Laws and such information is true and correct.”
1.5.    Amendments to Section 6.01 of the Credit Agreement.
(a)    Section 6.01(a) of the Credit Agreement is hereby amended and restated as follows:
“(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP except as expressly noted therein, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, provided that (i) the Borrower shall not be required to deliver such financial statements to the Administrative Agent or any Lender if such financial statements are readily available in printable format through the U.S. Securities and Exchange Commission’s EDGAR system or on the www.tva.com website, and (ii) the Borrower shall not be required to deliver such financial statements to any Lender if such financial statements are delivered (in appropriate, printable electronic form) to the Administrative Agent for posting to the electronic platform maintained by the Administrative Agent for this Agreement (the “Platform”); and”

(b)    Section 6.01(b) of the Credit Agreement is hereby amended and restated as follows:
“(b)     as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP except as expressly noted therein, subject only to normal year-end audit adjustments and the absence of footnotes, provided that (i) the Borrower shall not be required to deliver such information to the Administrative Agent or any Lender if such information is readily available in printable format through the U.S. Securities and Exchange Commission’s EDGAR system or on the www.tva.com website, and (ii) the Borrower shall not be required to deliver such information to any Lender if such information is delivered (in appropriate, printable electronic form) to the Administrative Agent for posting to the Platform.”
1.6.    Addition of Section 6.12 to the Credit Agreement. Section 6.12 is hereby added to the Credit Agreement as set forth herein:
“Section 6.12    Rates and Charges.
(a)        Charge rates for power which will produce gross revenues sufficient to provide funds for operation, maintenance, and administration of its power system; payments to states and counties in lieu of taxes; debt service on outstanding bonds, including provision and maintenance of reserve funds and other funds established in connection therewith; payments to the Treasury as a return on the Appropriation Investment; repayment to the Treasury of the Appropriation Investment; and such additional margin as the Board may consider desirable for investment in Power System Assets, retirement of outstanding bonds in advance of maturity, additional reduction of Appropriation Investment, and other purposes connected with the Borrower’s power business, having due regard for the primary objectives of the TVA Act, including the objective that power shall be sold at rates as low as are feasible.
(b)        For purposes of this Section 6.12, “debt service on outstanding bonds,” as used in the above provision, shall mean for any fiscal year the sum of all amounts required to be (i) paid during such fiscal year as interest on Evidences of Indebtedness, (ii) accumulated in such fiscal year in any sinking or other analogous fund provided for in connection with any Evidences of Indebtedness, and (iii) paid in such fiscal year on account of the principal of any Evidences of Indebtedness for the payment of which funds will not be available from sinking or other analogous funds, from the proceeds of refunding issues, or from other sources; provided, however, that for purposes of clause (iii) of this provision, Bond Anticipation Obligations and renewals thereof shall be deemed to mature in the proportions and at the times provided for paying or setting aside funds for the payment of the principal of the authorized bonds in anticipation of the issuance of which such Bond Anticipation Obligations were issued.
(c)        For purposes of this Section 6.12, the rates for power fixed by the Borrower shall also be sufficient so that they would cover all requirements of Section 6.12(a) hereof if, in such requirements, there were substituted for “debt service on outstanding bonds” for any fiscal year the amount which if applied annually for 35 years would retire, with interest at the rates applicable thereto, the originally issued amounts of all series of bonds issued under the Power Resolutions and other Evidences of Indebtedness, any part of which was outstanding on October 1 of such year.”
1.7.    Addition of Section 6.13 to the Credit Agreement. Section 6.13 is hereby added to the Credit Agreement as set forth herein:
“Section 6.13    Protection of Lenders’ Investment.
The Borrower, during each successive five-year period beginning with the five-year period which commenced on October 1, 2010, shall apply Net Power Proceeds either in reduction (directly or through payments into reserve or sinking funds) of its capital obligations, including bonds and the Appropriation Investment, or to reinvestment in Power Assets, at least to the extent of the combined amount of the aggregate of the depreciation accruals and other charges representing the amortization of capital expenditures applicable to its Power Properties plus the net proceeds realized from any disposition of power facilities in said period.”
1.8.    Amendment to Section 7.05 of the Credit Agreement. Section 7.05 of the Credit Agreement is hereby amended and restated as follows:
“Section 7.05    Use of Proceeds.
(a)        Use the Credit Extensions, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b)        Use of Proceeds in Compliance with Sanctions / Anti‑Corruption Laws / Anti-Money Laundering Laws. Use, directly or indirectly, the proceeds of the Loans or Credit Extensions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including the Lender), (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (iv) in any manner that would result in a violation of any Anti‑Money Laundering Laws.”
1.9.    Amendments to Section 8.01 of the Credit Agreement.
(a)    Section 8.01(f) of the Credit Agreement is hereby amended and restated as follows:
“(f)     Cross Default. The occurrence of an “Event of Default” under, and as defined in, the April Maturity Credit Agreement or the Winter Maturity Credit Agreement; or”
(b)    Section 8.01(m) of the Credit Agreement is hereby amended and restated as follows:
“(m)    Debt Ratings.
(i)    The Moody’s Debt Rating is lower than Baa3 and the S&P Debt Rating is lower than BBB-; or
(ii)    Moody’s and S&P suspend or withdraw their rating of the Borrower’s senior unsecured long-term non-credit enhanced debt.
(iii)    In the event that both the April Maturity Credit Agreement and the Winter Maturity Credit Agreement are not amended prior to December 31, 2015 (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Ratings threshold in the corresponding provision to Baa3 and the S&P Debt Ratings threshold in the corresponding provision to BBB-, then the Moody’s Debt Ratings threshold in this provision shall be Baa2 and the S&P Debt Ratings threshold in this provision shall be BBB effective on December 31, 2015 through and including the date upon which both the April Maturity Credit Agreement and the Winter Maturity Credit Agreement are amended (which, for the avoidance of doubt, will occur only upon effectiveness of such amendments) to change the Moody’s Debt Ratings threshold to Baa3 and the S&P Debt Ratings threshold to BBB-.”

1.10.    Amendment to Section 10.06 of the Credit Agreement. Section 10.06(b)(iv) of the Credit Agreement is hereby amended and restated as follows:
“(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $5,000 (or $7,500 for a Defaulting Lender); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and that the Borrower will not be required to pay such processing and recordation fee unless the assignment was requested by the Borrower. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.”
1.11.    Amendment to Section 10.13 of the Credit Agreement. Section 10.13 of the Credit Agreement is hereby amended by (a) deleting the word “or” and adding a comma before clause (iv) thereof and (b) inserting the following clause (v) in the first paragraph thereof to read “or (v) a Lender does not consent to a requested Extension by the Borrower pursuant to Section 2.16,” immediately before “then the Borrower may.”
1.12.    Amendment to Schedule 1.01 of the Credit Agreement. Schedule 1.01 of the Credit Agreement is amended and restated in its entirety as set forth in Exhibit A attached hereto.
1.13.    Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 of the Credit Agreement is amended and restated in its entirety as set forth in Exhibit B attached hereto.
1.14.    Addition of Exhibit 2.16 to the Credit Agreement. Exhibit 2.16 is hereby appended to the Credit Agreement as set forth in Exhibit 2.16 attached hereto.
SECTION 2.    Conditions of Effectiveness.
This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the following conditions are satisfied:
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and each Lender.
(b)    The Administrative Agent shall have signed and acknowledged this Amendment.
(c)    The Administrative Agent shall have received from the Borrower a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of internal counsel for the Borrower, substantially in the form of Exhibit C attached hereto.

(d)     The Administrative Agent shall have received from the Borrower a certificate, dated the Effective Date and signed by a Responsible Officer, that the Borrower is in compliance with the conditions set forth in 2(j), 2(k) and 2(l) hereof.
(e)    The Administrative Agent shall have received from the Borrower a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of each employee of the Borrower that has been authorized to execute and deliver this Amendment or other document required hereunder to be executed and delivered by or on behalf of the Borrower, (B) the by-laws (or equivalent organizational document) of the Borrower as in effect on the date of such certification, and (C) all resolutions of the Borrower approving and authorizing the execution, delivery and performance of this Amendment.
(f)    The Administrative Agent shall have received such information as may be reasonably required by the Lenders pursuant to the requirements of the USA PATRIOT Act, as described in Section 10.17 of the Credit Agreement.
(g)    The Administrative Agent shall have received from the Borrower such other documents as the Administrative Agent shall reasonably request relating to the Borrower or this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent.
(h)    The Administrative Agent and the Arranger, as the case may be, shall have received all costs, fees, expenses and other compensation then payable to the Administrative Agent, the Arranger and the Lenders, including pursuant to the fee letter agreement dated as of May 4, 2015 between the Borrower and the Administrative Agent.
(i)    The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the effectiveness proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(j)    The representations and warranties contained in Section 3 of this Amendment shall be true and correct.
(k)    No Default or Event of Default shall have occurred and be continuing.
(l)    There shall not have occurred a material adverse change since September 30, 2014, including as a result of a change of law, in the financial condition, operations, business or property of the Borrower, the ability of the Borrower to perform its obligations under the Loan Documents, or the ability of the Administrative Agent or any Lender to enforce the Loan Documents.

SECTION 3.    Representations and Warranties.
The Borrower represents and warrants as follows:
(a)    The representations and warranties contained in Article V of the Credit Agreement, as amended by this Amendment, are and will be true, correct and complete with respect to this Amendment as if this Amendment and the Credit Agreement were Loan Documents referred to in such representations and warranties, on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
(b)    As of the date hereof, no Default or Event of Default has occurred and is continuing.
SECTION 4.    Reference to and Effect on the Credit Agreement.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereto”, “herein”, “hereof” and “hereunder” and words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION 5.    Costs and Expenses.
The Borrower agrees to pay all reasonable costs and expenses set forth in the fee letter agreement dated as of May 4, 2015 between the Borrower and the Administrative Agent.
SECTION 6.    Execution in Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by a Responsible Officer and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law.
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

Tennessee Valley Authority

By: /s/ Rebecca L. Jones
Name: Rebecca Jones
Title: Director, Treasury Management

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

THE BANK OF NEW YORK MELLON
as Administrative Agent, L/C Issuer and Lender

By: /s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

BANK OF AMERICA, N.A.
as a Lender

By: /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH
as a Lender

By: /s/ Gordon R. Eadon
Name: Gordon R. Eadon
Title: Authorized Signatory

By: /s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION
as a Lender

By: /s/ Thomas A. Heckman
Name: Thomas A. Heckman
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

MORGAN STANLEY BANK, N.A.
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

TORONTO DOMINION (NEW YORK) LLC
as a Lender

By: /s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Spring Maturity Credit Agreement]

Exhibit A

Schedule 1.01
PRICING GRID

Pricing Level	Ratings[1]	Commitment Fee Rate	LIBOR Applicable Margin	L/C Fee	Base Rate Applicable Margin
I	AAA or Aaa	0.125%	0.300%	0.300%	0.300%
II	AA+ or Aa1	0.200%	0.500%	0.500%	0.500%
III	AA or Aa2	0.250%	0.550%	0.550%	0.550%
IV	AA- or Aa3	0.300%	0.650%	0.650%	0.650%
V	A+ or A1	0.350%	0.800%	0.800%	0.800%
VI	A or A2	0.400%	0.950%	0.950%	0.950%
VII	A- or A3	0.450%	1.125%	1.125%	1.125%

1
Senior unsecured long term non-credit enhanced debt ratings from S&P and Moody’s. In the event there is a split in Ratings between Moody’s and S&P and (i) two Ratings differ by one level, the lower Rating will apply, or (ii) two Ratings differ by more than one level, one level higher than the lower Rating level will apply.

Notwithstanding the foregoing, at any time that either the Moody’s Debt Rating is lower than A3 or the S&P Debt Rating is lower than A-, (a) the LIBOR Applicable Margin, the L/C Fee and the Base Rate Applicable Margin shall be increased to one and one-half percent (1.50%), and (b) the Commitment Fee Rate shall be increased to one half of one percent (0.50%).

Exhibit B
Schedule 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Applicable Percentage	Commitment	Letter of Credit Commitment
The Bank of New York Mellon	30%	$300,000,000	$300,000,000
Morgan Stanley Bank, N.A.	20%	$200,000,000	$200,000,000
Bank of America, N.A.	20%	$200,000,000	$200,000,000
Canadian Imperial Bank of Commerce, New York Agency	15%	$150,000,000	$150,000,000
Toronto Dominion (New York) LLC	10%	$100,000,000	$100,000,000
First Tennessee Bank National Association	5%	$50,000,000	$50,000,000
Total	100%	$1,000,000,000	$1,000,000,000

Exhibit 2.16
EXTENSION AGREEMENT
This Extension Agreement, dated [ ], 20[ ], (“Extension Agreement”) is made among Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States of America (the “Borrower”), the lending institutions listed on the signature pages hereto (each a “Consenting Lender” and, collectively, the “Consenting Lenders”) and The Bank of New York Mellon, as Administrative Agent, L/C Issuer and a Lender (the “Administrative Agent”) pursuant to Section 2.16 of the Credit Agreement (as defined below). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
Recitals
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Spring Maturity Credit Agreement, dated as of June 25, 2012, as amended by Amendment No. 1 To Spring Maturity Credit Agreement, dated December 12, 2012 and Amendment No. 2 To Spring Maturity Credit Agreement, dated June 2, 2015 (the “Credit Agreement”);
WHEREAS, the parties hereto wish to extend the Maturity Date of the Credit Agreement pursuant to Section 2.16 of the Credit Agreement for the Consenting Lenders.
Agreement
SECTION 1.    Extension of Maturity Date of Credit Agreement. The Maturity Date of the Credit Agreement is hereby extended to June 2, 20[[21]/[22]] for the Consenting Lenders pursuant to Section 2.16 of the Credit Agreement.
SECTION 2.    Conditions of Effectiveness.
This Extension Agreement shall become effective on the date when, and only when, the following conditions are satisfied:
(a)    The Administrative Agent shall have received counterparts of this Extension Agreement executed by the Borrower and each Lender.
(b)    The Administrative Agent shall have signed and acknowledged this Extension Agreement.
SECTION 3.    Execution in Counterparts.
This Extension Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Extension Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Extension

Agreement shall become effective when it shall have been executed by a Responsible Officer and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Extension Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Extension Agreement.
SECTION 4.    Governing Law.
THIS EXTENSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

11

IN WITNESS WHEREOF, the parties have caused this Extension Agreement to be duly executed as of the date first above written.

Tennessee Valley Authority

By: _____________________________
Name: Rebecca Jones
Title: Director, Treasury Management

THE BANK OF NEW YORK MELLON
as Administrative Agent, L/C Issuer and Lender

By: _____________________________
Name:
Title:

By: _____________________________
Name:
Title:

[ ]
as a Lender

By: _____________________________
Name:
Title:

EXHIBIT C

FORM OF INTERNAL LEGAL OPINION

June 2, 2015

The Bank of New York Mellon, as Administrative Agent and L/C Issuer and as a Lender,
and the Other Lenders Named on Schedule 1 Hereto (“Other Lenders”)
One Wall Street
New York, New York 10286

Dear Ladies and Gentlemen:

The Tennessee Valley Authority (“TVA” or “Borrower”) is a corporate agency and instrumentality of the United States government, organized by and existing under the authority of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2012) (“TVA Act”). The TVA Office of the General Counsel has acted as counsel for the Borrower in connection with the negotiation of the Spring Maturity Credit Agreement dated as of June 25, 2012, as amended by Amendment No. 1 to the Spring Maturity Credit Agreement dated as of December 12, 2012 (“Amendment No. 1”), and by Amendment No. 2 to the Spring Maturity Credit Agreement dated as of June 2, 2015 (“Amendment No. 2”), among the Borrower, The Bank of New York Mellon, as Administrative Agent and L/C Issuer, The Bank of New York Mellon, as a Lender, and the Other Lenders (as amended by Amendment No.1 and Amendment No. 2, the “Credit Agreement”). This opinion is given in accordance with the requirements of Section 2(c) of Amendment No. 2. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement. The Credit Agreement and the Notes dated as of June 25, 2012, given by the Borrower to The Bank of New York Mellon and the Other Lenders are referred to herein collectively as the “Loan Documents.”

As the Assistant General Counsel, Finance, I or persons under my supervision have (1) participated in the preparation of the Loan Documents, (2) examined copies of each Loan Document as executed by the Borrower, (3) examined such certificates, documents, and records, and have made such examination of law, as I have deemed necessary to render the opinions expressed below, and (4) examined and relied as to matters of fact upon representations and warranties contained in the Loan Documents and in certificates, copies of which have been furnished to you, in connection with the Loan Documents.

The opinions expressed below are limited to matters governed by the internal laws of the State of Tennessee and the federal laws of the United States of America. Generally, the Borrower, as a corporate agency and instrumentality of the United States government, is not subject to state laws.

On the basis of the foregoing, and subject to the assumptions and limitations hereinafter stated, my opinion is as follows:

1.    The Borrower is a corporate agency and instrumentality of the United States government existing as described in the first paragraph of this letter and has the authority under the TVA Act to enter into and be bound by the Credit Agreement.

2.    The Borrower has all requisite power and authority to execute, deliver, and perform its obligations and incur liabilities under the Loan Documents and has duly taken or caused to be taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations and the making of borrowings under, the Loan Documents, including the reimbursement of any drawings under Letters of Credit.

3.    No consent, approval, authorization, or order of, or filing, registration, or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery, or performance of, or the making of borrowings under, the Loan Documents by the Borrower (except for such consents, approvals, and authorizations that have been obtained, or for Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, or Annual Reports on Form 10-K that the Borrower is required to file as a result of the execution, delivery, or performance of the Loan Documents with the Securities and Exchange Commission).

4.    The Borrower has duly authorized, executed, and delivered the Loan Documents.

5.    I note that each of the Loan Documents states that it is governed by the laws of the State of New York. In the event that the laws of the State of Tennessee are deemed to govern the Loan Documents, each Loan Document constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.    The execution and delivery of, and the performance of the Borrower’s obligations and the making of borrowings under, the Loan Documents will not violate, conflict with, or otherwise contravene, or result in or require the creation of a Lien under (a) any Law applicable to the Borrower (including, without limitation, the TVA Act), (b) any judgment, writ, order, injunction, or decree of any Governmental Authority binding on the Borrower or any Property of the Borrower, or (c) the agreement identified on Schedule 2 hereto.

7.    The application of the proceeds of the Loans as described in the Credit Agreement does not violate or conflict with Regulation T, U, or X of the Board of Governors of the Federal Reserve.

My opinion with respect to the enforceability of any document or obligation referred to above is expressly limited to applicable laws affecting the manner of enforcement of the rights of creditors generally against the United States and is subject to (1) fraudulent transfer, moratorium, and other laws of general applicability relating to or affecting creditors’ rights, (2) general equity principles, and (3) rights to indemnification and contributions which may be limited by applicable law or equitable principles. The term “enforceable” as used in this opinion does not refer to the equitable remedy of specific enforcement of contracts, but refers to the enforcement of contract rights through the use of legal or equitable remedies as may be appropriate under the circumstances.

This opinion is solely for the benefit of The Bank of New York Mellon, as Administrative Agent and L/C Issuer, The Bank of New York Mellon, as a Lender, and the Other Lenders, and their successors and assigns, in connection with the transactions described above and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without my express written permission (except that this opinion (i) may be circulated or quoted to governmental regulatory agencies having jurisdiction over any Person permitted to rely on this opinion and (ii) may be used, circulated, quoted, or referred to as required by any order of any court or governmental authority; provided, however, that in each case no Person shall be entitled to rely on this opinion).

My opinions are based on facts and laws in existence on the date hereof, and I disclaim any obligation to update this opinion for events occurring or coming to my attention after the date hereof.

Sincerely,

James E. Norris

Enclosures

Schedule 1

The Bank of New York Mellon

Bank of America, N.A.

Canadian Imperial Bank of Commerce, New York Agency

First Tennessee Bank National Association

Morgan Stanley Bank, N.A.

Toronto Dominion (New York) LLC

Schedule 2

The Basic Tennessee Valley Authority Power Bond Resolution adopted by the Board of Directors of TVA on October 6, 1960, as amended on September 28, 1976, October 17, 1989, and March 25, 1992.